Exhibit 23.1





                               CONSENT OF COUNSEL


               We hereby consent to the filing of our opinion as exhibit 5.2 of this Form 8-K. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                            /s/ Richards, Layton & Finger, P.A.
                                            ------------------------------------
                                            Richards, Layton & Finger, P.A.



Wilmington, Delaware
May 22, 2007